UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2009

(Date of earliest event reported)

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue Sunnyvale, California 94085-4521 (408) 774-0330
(Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 24, 2009, Pharmacyclics, Inc. (“Pharmacyclics” or the “Company”) has released the information attached hereto as Exhibit 99.1, which provides a presentation about the company, its business, its operations, its finances and recent developments, including the Company’s announced rights offering. Please see the presentation attached hereto as Exhibit 99.1.

The Company previously announced the rights offering will be open to all stockholders of record as of July 15, 2009 (the "Record Date"). Pursuant to the rights offering, holders of the Company's outstanding common stock on the Record Date will receive one non-transferable basic subscription right. Each subscription right entitles the holder to purchase 0.6808 new shares of the Company's common stock. Each new share will be purchased at a price of $1.28 per share.

EXAMPLE:. if you own 10,000 shares of Pharmacyclics you will get rights to purchase an additional 6,808 shares at a price of $1.28 per share, for an aggregate purchase price of $8,714.24.  The aggregate purchase price is calculated by multiplying the newly purchasable shares, in this example 6,808, with the price per share of $1.28.

An oversubscription right exists which defines that those shares of the Company's common stock that are not subscribed for under the basic subscription rights, will be offered to each rights holder that exercises its basic subscription rights in full at the same purchase price per share, $1.28, as provided in the prospectus.

The information released today may constitute a “free writing prospectus” and an “issuer free writing prospectus” as such terms are defined in Rule 405 and Rule 433 respectively, under the Securities Act of 1933, as amended. The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the rights offering to shareholders as of July 15, 2009 to which these communications relate.

Before you invest, you should read the prospectus in that registration statement (File No. 333-159618) and other documents the Company has filed with the SEC for more complete information about the Company and this rights offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, if you are a shareholder of record as of July 15, 2009, Pharmacyclics will arrange to send you the prospectus if you request it by calling its information agent, Georgeson Inc. at (212) 806-6859 (call collect) or 800-279-5722 (toll-free) or by email at pharmacyclics@georgeson.com.

As previously announced, shareholders wishing to exercise their rights must return their completed certificate along with the applicable funds as directed, on or before July 31,2009, the expiration date, at 5:00 pm Eastern Daylight Time, unless extended by the Company.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Free Writing Prospectus dated July 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 24, 2009	Pharmacyclics, Inc.

	By:	/s/ Rainer M. Erdtmann
Rainer M. Erdtmann
Vice President of Finance and Administration and Security

Exhibit Index

Exhibit No.	Description

99.1	Free Writing Prospectus dated July 24, 2009.